28 June 2002

Private & Confidential

The Directors

Chyron UK Holdings Limited

Pro-Bel Limited

Danehill

Lower Earley

Reading

BERKSHIRE

RG6 4PB

We refer to the facility letter dated 16 January 2002 from Barclays Bank Plc setting out the terms and conditions of an Overdraft facility to Chyron UK Holdings Limited and its subsidiaries.

The Terms and Conditions of the letter are varied as follows:

Amount

The individual sub-limits are amended as follows:

Name of Borrower

Pro-bel Limited sterling current account - 1,500,000 (pounds sterling)

Pro-bel Limited euro account - 500,000 (pounds sterling)

All other terms and conditions remain unchanged.

Acceptance of the amended terms and conditions shall be signified by the Borrower returning to the Bank within 14 days:

a) the enclosed duplicate of this letter duly signed on the borrower's behalf as evidence of acceptance of the amended terms and conditions and

b) a certified copy of a resolution of the Borrower's Board of Directors

(i) accepting the amended terms and conditions stated.

(ii) Authorising a specified person, or persons, to sign and return to the Bank the duplicate of this Letter.

Yours sincerely,

/s/ David Smith

David Smith

Associate Director, Business Support